Exhibit 4.2

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES BY ITS ACCEPTANCE HEREOF, THAT SUCH HOLDER WILL NOT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING JANUARY 7, 2026 (THE “COMMENCEMENT DATE”), WHICH IS THE DATE OF COMMENCEMENT OF SALES OF UNITS IN THE OFFERING FOR WHICH THIS PURCHASE WARRANT WAS ORIGINALLY ISSUED TO THE LEAD SELLING AGENT AS COMPENSATION FOR SERVICES (THE “OFFERING”): (A) SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT OR ANY OF THE SECURITIES ISSUABLE HEREUNDER TO ANYONE OTHER THAN (I) DIGITAL OFFERING, LLC, OR AN UNDERWRITER, SELLING AGENT, OR A SELECTED DEALER PARTICIPATING IN THE OFFERING, OR (II) A BONA FIDE OFFICER, PARTNER OR REGISTERED REPRESENTATIVE OF DIGITAL OFFERING, LLC OR ANY SUCH UNDERWRITER, SELLING AGENT OR SELECTED DEALER, EACH OF WHOM SHALL HAVE AGREED TO THE RESTRICTIONS CONTAINED HEREIN, IN ACCORDANCE WITH FINRA RULE 5110(e)(1), OR (B) CAUSE THIS PURCHASE WARRANT OR THE SECURITIES ISSUABLE HEREUNDER TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS PURCHASE WARRANT OR THE UNDERLYING SECURITIES, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(e)(2).

NEITHER THIS PURCHASE WARRANT NOR ANY OF THE WARRANTS ISSUABLE UPON EXERCISE OF THIS PURCHASE WARRANT IS EXERCISABLE PRIOR TO THE EFFECTIVE DATE (AS DEFINED BELOW), AND ALL SUCH WARRANTS WILL BE VOID AFTER 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE (AS DEFINED BELOW), WHICH IS THE DATE THAT IS THE FIVE-YEAR ANNIVERSARY OF THE COMMENCEMENT DATE, IN ACCORDANCE WITH FINRA RULE 5110(g)(8)(A).

NEITHER THIS PURCHASE WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS PURCHASE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION, OR EXEMPTION THEREFROM. Daré Bioscience, Inc. MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No.: [*]	Issue Date: [*], 202[*]

PURCHASE WARRANT

FOR THE PURCHASE OF [*]1 UNITS, EACH UNIT CONSISTING OF ONE (1) SHARE OF SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, AND TWO (2) WARRANTS, EACH TO PURCHASE ONE (1) SHARE OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE

of

Daré Bioscience, Inc.

1. Purchase Warrant. THIS CERTIFIES THAT, for value received, Digital Offering, LLC or its permitted assigns (“Holder”), as registered owner of this Purchase Warrant of Daré Bioscience, Inc., a Delaware corporation (the “Company”), is entitled, upon the terms and subject to the limitations set forth in this Purchase Warrant, at any time or from time to time beginning on January [*], 202[*] (the “Effective Date”)2, and at or before 5:00 p.m., Eastern time, January 7, 2031 (the “Expiration Date”), but not thereafter, to purchase from the Company, at the Exercise Price (as defined below), up to [*]3 units (the “Units”), each unit consisting of one (1) share of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company, and two (2) warrants in substantially the form attached as Appendix A hereto (each a “Common Stock Warrant,” and collectively the “Common Stock Warrants”), each to purchase one (1) share of common stock, $0.0001 par value per share (the “Common Stock”), of the Company at an exercise price of $4.00 per share, subject to adjustment as provided by the terms of the Common Stock Warrant. In accordance with FINRA Rule 5110(g)(8)(A), the Common Stock Warrants must be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date. If the Expiration Date falls on a date that is not a Business Day, then this Purchase Warrant may be exercised on the next succeeding day which is a Business Day in accordance with the terms herein. For purposes of this Purchase Warrant, the term “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. The shares of Preferred Stock and the Common Stock Warrants underlying the Units are immediately separable and will be issued separately, but must be purchased together as a Unit upon exercise of this Purchase Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $6.25 per Unit; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Unit and the number of Units to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean such initial exercise price per Unit or the adjusted exercise price per Unit, depending on the context.

1 Pursuant to Section 1(c) of the Selling Agency Agreement, dated January 5, 2026, between the Company and Digital Offering (the “Agency Agreement”), to be the number equal to 3% of the total number of units sold to investors in the Offering at a particular Closing (as defined in the Agency Agreement).

2 Pursuant to Section 1(c) of the Agency Agreement, to be the Closing Date of the applicable Closing (as defined in the Agency Agreement).

3 Refer to footnote 1 above.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, in whole or in part, a duly executed and completed written notice of exercise substantially in the form attached hereto (the “Exercise Notice”) must be delivered to the Company or its designated agent, together with this Purchase Warrant and payment of an amount equal to the aggregate Exercise Price for the Units being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the purchase rights represented hereby have not been exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire. Each exercise hereof shall be irrevocable.

2.2 Cashless Exercise. If at the time of exercise of this Purchase Warrant there is no qualified offering statement (or effective registration statement) covering the issuance of the Units or the securities underlying the Units to, or the resale of such securities by, Holder, the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the Units or the securities underlying the Units to, or the resale of such securities by, Holder, or adequate current public information with respect to the Company (as such phrase is used for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”)) is not available, Holder may elect to exercise this Purchase Warrant, in whole or in part, by surrender of this Purchase Warrant to the Company or its designated agent, together with an Exercise Notice notifying the Company that this Purchase Warrant is being exercised in accordance with this Section 2.2, in which event the Company will issue to Holder such number of Units as determined in accordance with the following formula:

X	=	Y(A-B)
A

where,
	X	=	the number of Units to be issued to Holder;
	Y	=	the number of Units for which this Purchase Warrant is being exercised;
	A	=	the amount equal to the Fair Market Value of one share of Common Stock, multiplied by two; and
	B	=	the Exercise Price.

For purposes of this Section 2.2, the “Fair Market Value” means the value determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange, the OTCQB or the OTCQX, the closing price of the Common Stock (i) on the Trading Day immediately preceding the date of receipt by the Company of the applicable Exercise Notice if such Exercise Notice is (A) received by the Company on a day that is not a Trading Day or (B) received by the Company on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, or (ii) on the date of receipt by the Company of the applicable Exercise Notice if the date of such receipt is a Trading Day and such Exercise Notice is received by the Company during or after the close of “regular trading hours” on such Trading Day, (b) if the Common Stock is not then listed or quoted for trading on a national securities exchange, the OTCQB or OTCQX, and if prices for shares of Common Stock are then reported on the “Pink Tier” of OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) (the “OTC Markets Group”), the highest intra-day or closing price on any Trading Day on the Pink Tier on which shares of Common Stock are then quoted as reported by OTC Markets Group (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)) during the five Trading Days immediately preceding the date of receipt by the Company of the applicable Exercise Notice, or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

For purposes of this Purchase Warrant, the term “Trading Day” means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market or electronic quotations system on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange, market or system for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange, market or system (or if such exchange, market or system does not designate in advance the closing time of trading on such exchange, market or system, then during the hour ending at 4:00 p.m., New York time). The term “Principal Market” means The Nasdaq Capital Market or any successor thereto.

2.3 Legend. Holder acknowledges that securities acquired upon exercise of this Purchase Warrant may have restrictions upon resale imposed by state and federal securities laws. Each certificate evidencing such securities, or each book entry in the case of uncertificated securities, may bear or be accompanied, as and if required, by a legend substantially in the following form:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE OR CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY ONLY BE OFFERED OR SOLD PURSUANT TO EITHER A QUALIFIED OFFERING STATEMENT OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

3. Transfer.

3.1 General Restrictions. Holder shall not for a period of one hundred eighty (180) days following the Commencement Date (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant, or any of the securities comprising or underlying this Purchase Warrant, to anyone other than: (i) any successor of Digital Offering, LLC (“Digital Offering”) or any member of the selling group participating in the Offering, or (ii) a bona fide officer, partner or registered representative of Digital Offering or of any such member of the selling group participating in the Offering, in each case provided that any transferred securities remain subject to such lock-up restriction for the remainder of such 180-day period in accordance with FINRA Rule 5110(e)(1) and (2), or (b) cause this Purchase Warrant or any of the securities comprising or underlying this Purchase Warrant to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or any of the securities issuable hereunder, except as provided for in FINRA Rule 5110(e)(2). After such 180-day period following the Commencement Date, transfers to others may be made subject to compliance with or exemptions from applicable federal and state securities laws and in accordance with the terms of this Purchase Warrant. In order to make any permitted transfer or assignment, Holder must deliver to the Company or its designated agent a duly executed and completed written assignment notice substantially in the form attached hereto (the “Assignment Form”), together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days of its receipt of such Assignment Form, this Purchase Warrant, and payment of all transfer taxes, if any, transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the assignee(s) designated in such Assignment Form expressly evidencing the right to purchase up to the number of Units purchasable hereunder as set forth in such Assignment Form.

3.2 Restrictions Imposed by the Act. This Purchase Warrant and the securities underlying this Purchase Warrant shall not be sold, offered, hypothecated or otherwise transferred by Holder except as permitted under the Act and applicable state securities laws. The Company may require an opinion of counsel for Holder, in form and substance reasonably satisfactory to the Company to the effect that any proposed transfer is in compliance with the Act and any applicable state securities law.

3.3 For Own Account. Holder, by the acceptance hereof, represents and warrants that it is acquiring this Purchase Warrant and, upon any exercise hereof, will acquire the Units issuable upon such exercise and the underlying securities thereof, for Holder’s own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Act or any applicable state securities law, except pursuant to transactions registered or qualified, or exempt from registration or qualification, under the Act and any applicable state securities law.

3.4 Demand Registration Right. Upon written request by Digital Offering provided no earlier than the later of (a) the date that is one hundred eighty (180) days after the Commencement Date and (b) the date that is the final closing of sales of units to investors in the Offering, the Company and Digital Offering shall negotiate in good faith a single demand registration right pursuant to an agreement in customary form reasonably acceptable to the Company and Digital Offering with respect to the resale by Digital Offering and/or its permitted assigns of this Purchase Warrant and/or the underlying Units, Preferred Stock, Common Stock Warrants or Common Stock; provided that notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 3.4 shall terminate on the Expiration Date. Notwithstanding anything to the contrary, pursuant to FINRA Rule 5110(g)(8)(B) and (C), Holder shall not be entitled to more than one demand registration right hereunder and the duration of such demand registration right shall expire on the Expiration Date.

4. Piggyback Offering Rights.

4.1 Grant of Right. In the event that there is not a qualified offering statement covering this Purchase Warrant or the underlying Units, Preferred Stock, Common Stock Warrants or Common Stock, whenever the Company proposes to register or qualify any of its shares of Common Stock under the Act after the date hereof (other than (a) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Act is applicable, (b) a registration statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Units issuable upon exercise of this Purchase Warrant for sale to the public, or (c) a “universal” shelf registration statement on Form S-3 or any successor form thereto), whether for its own account or for the account of one or more stockholders of the Company (a “Piggyback Offering”), the Company shall give prompt written notice (in any event no later than ten (10) Business Days prior to the filing of such registration or offering statement) to Holder of the Company’s intention to effect such a registration or qualification and, subject to the remaining provisions of this Section 4.1, shall include in such registration or qualification such number of Units, shares of Preferred Stock, Common Stock Warrants, or shares of Common Stock, as the case may be, underlying this Purchase Warrant (the “Registrable Securities”), that Digital Offering and any other holder of this Purchase Warrant, including any warrant to purchase Units issued in exchange, transfer or replacement hereof in accordance with the terms of this Purchase Warrant (collectively, the “Holders”) have (within five (5) Business Days of the respective Holder’s receipt of such notice) requested in writing (including such number) to be included within such registration or qualification. If a Piggyback Offering is an underwritten offering and the managing underwriter advises the Company that it has determined in good faith that marketing factors require a limit on the number of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock to be included in such registration, including all securities issuable upon exercise of this Purchase Warrant (if Holder has elected to include such securities in such Piggyback Offering) and all other shares of Common Stock proposed to be included in such underwritten offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to issue and sell pursuant to such underwritten offering and (ii) second, the number of shares of Common Stock, if any, requested to be included therein by selling stockholders (including Holder) allocated pro rata among all such persons on the basis of the number of shares of Common Stock then owned by each such person. If any Piggyback Offering is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. Notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 4.1 shall terminate on the earlier of (i) the fifth anniversary of the Commencement Date and (ii) the date that Rule 144 would allow Holder to sell its Registrable Securities (assuming a cashless exercise of this Purchase Warrant and of the Common Stock Warrants underlying the Units) during any ninety (90) day period, and shall not be applicable so long as the Company’s Offering Statement on Form 1-A covering issuance of the Registrable Securities to Holder remains qualified at such time. The duration of the Piggyback Offering right shall not exceed seven years from the Commencement Date.

4.2 Indemnification. The Company shall indemnify Holder and each person, if any, who controls Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against any loss, claim, damage, expense or liability (including all reasonable actual out-of-pocket attorneys’ fees and other actual out-of-pocket expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from a registration or offering statement of the Company covering Registrable Securities of Holder, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify Digital Offering contained in the Selling Agency Agreement between Digital Offering and the Company, dated as of January 5, 2026 (the “Selling Agency Agreement”). Holder(s) of the Registrable Securities to be sold pursuant to such registration or offering statement, and their successors and assigns, shall severally, and not jointly, indemnify, defend and hold harmless the Company against any loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Company may become subject under the Act, the Exchange Act or otherwise, arising out of or based upon any information furnished by or on behalf of Holder, or Holder’s successors or assigns, in writing, expressly for inclusion in such registration or offering statement to the same extent and with the same effect as the provisions contained in the Selling Agency Agreement pursuant to which Digital Offering has agreed to indemnify the Company.

4.3 Exercise of Purchase Warrant. Nothing contained in this Purchase Warrant shall be construed as requiring Holder to exercise this Purchase Warrant prior to or after the initial filing of any registration or offering statement or the effectiveness or qualification thereof.

4.4 Documents Delivered to Holder. The Company shall deliver promptly to Digital Offering, if it is participating in the Piggyback Offering, upon its reasonable request, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration or offering statement regarding the Piggyback Offering and permit Digital Offering to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration or offering statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable and customary extent and at such reasonable times, during normal business hours, as Digital Offering shall reasonably request.

4.5 Underwriting Agreement. Holder shall be party to any underwriting agreement relating to a Piggyback Offering covering Holder’s Registrable Securities, but shall not be entitled to any special or deal specific terms related to such underwriters. Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to Holder, Holder’s Registrable Securities, the amount and nature of Holder’s ownership of securities of the Company, and the intended methods of distribution of the Registrable Securities in such Piggyback Offering.

4.6 Documents to be Delivered by Holder(s). Each of the Holders participating in any Piggyback Offering shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders, and such other information as may be reasonably requested by the Company in connection with the Piggyback Offering.

4.7 Remedies. Should the Company fail to materially comply with its obligations under Section 4 hereof, Holder shall, in addition to any other legal or other relief available to Holder, be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the applicable Exercise Notice or Assignment Form and funds sufficient to pay any applicable Exercise Price and/or transfer tax, the Company shall cause to be delivered to Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of Holder evidencing the right of Holder to purchase the number of Units purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, determined in the sole discretion of the Company, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Units. The Exercise Price and the number of Units underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth in this Section 6.1.

6.1.1 Share Dividends; Forward Splits. If, at any time while this Purchase Warrant is outstanding, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is increased by a dividend payable in shares of Common Stock without receiving compensation therefor or by a forward split of the outstanding shares of Common Stock or other similar event, then, on the effective date thereof, the number of Units purchasable hereunder shall be increased in proportion to such increase in the number of outstanding shares of Common Stock, and the Exercise Price shall be proportionately decreased, such that the aggregate Exercise Price of this Purchase Warrant (i.e., the amount equal to the Exercise Price multiplied by the total number of Units as to which this Purchase Warrant is exercisable) immediately after such event shall be the same as the aggregate Exercise Price of this Purchase Warrant immediately prior to such event.

6.1.2 Share Combinations; Reverse Splits. If, at any time while this Purchase Warrant is outstanding, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is decreased by a combination, reverse split, consolidation, or reclassification of the outstanding shares of Common Stock, or other similar event, then, on the effective date thereof, the number of Units purchasable hereunder shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock, and the Exercise Price shall be proportionately increased, such that the aggregate Exercise Price of this Purchase Warrant immediately after such event shall be the same as the aggregate Exercise Price of this Purchase Warrant immediately prior to such event.

6.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of the Common Stock, Holder shall have the right thereafter (until 5:00 p.m., Eastern time, on the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, plus the aggregate exercise price then payable to exercise the Common Stock Warrants underlying the Units, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization by a holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Warrant and immediate conversion of all of the underlying shares of Preferred Stock and exercise in full of the underlying Common Stock Warrants immediately prior to such event; and if any reclassification also results in a change in the outstanding shares of Common Stock covered by Sections 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1 or 6.1.2, as applicable, and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications and reorganizations.

6.1.4 Calculations. All calculations made in accordance with this Section 6.1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

6.1.5 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Units as are stated in this Purchase Warrant. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment pursuant to this Section 6.1 occurring after the issuance date thereof or the computation thereof.

6.2 Fundamental Transactions. If, at any time while this Purchase Warrant is outstanding, the Company closes a Fundamental Transaction (as such term is defined below) and the value per share of the consideration received or to be received by holders of the Common Stock in such Fundamental Transaction is or would be greater than 50% of the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, and the Holder has not previously exercised this Purchase Warrant in full, then, in lieu of Holder’s exercise of the unexercised portion of this Purchase Warrant, this Purchase Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase Units and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Fundamental Transaction on and in respect of (a) the shares of Common Stock issuable upon conversion of all shares of Preferred Stock that would have been issuable upon exercise of this Purchase Warrant as of immediately prior to such closing, net of the aggregate Exercise Price of this Purchase Warrant, as if such shares of Common Stock had been issued to the Holder and outstanding as of immediately prior to such closing, and (b) the shares of Common Stock issuable upon exercise of all the Common Stock Warrants that would have been issuable upon exercise of this Purchase Warrant as of immediately prior to such closing, net of the aggregate exercise price of such Common Stock Warrants, as if such shares of Common Stock had been issued to the Holder and outstanding as of immediately prior to such closing, in each case of clause (i) and (ii), as and when such consideration is paid to the holders of the outstanding shares of the Common Stock. If, at any time while this Purchase Warrant is outstanding, the Company closes a Fundamental Transaction and the value per share of the consideration received or to be received by holders of the Common Stock in such Fundamental Transaction is or would be equal to or less than the 50% of the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, then this Purchase Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.

For purposes of this Purchase Warrant, the term “Fundamental Transaction” means any transaction or series of related transactions involving: (i) the sale or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Fundamental Transaction” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue fractions of Units or other securities upon the exercise of this Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Units or other securities.

7. Reservation. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereof, the shares of Preferred Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder, and the Common Stock Warrants issuable upon such exercise shall be duly and validly issued and binding obligations of the Company. In the event that the Company determines that it does not have a sufficient number of authorized shares of Preferred Stock or Common Stock available for issuance upon the exercise of this Purchase Warrant and the conversion or exercise of the underlying securities, the Company shall take all commercially reasonable actions necessary to increase the number of authorized shares of Preferred Stock or Common Stock so that this Purchase Warrant and the underlying securities can be exercised or converted, as applicable, in full.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Holder, solely in Holder’s capacity as a holder of this Purchase Warrant, shall not be entitled to vote or receive dividends or be deemed a holder of Preferred Stock or Common Stock for any purpose, nor shall anything in this Purchase Warrant be construed as conferring upon Holder, solely in Holder’s capacity as a holder of this Purchase Warrant, any right as a stockholder to vote or give or withhold consent for any election of directors, any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise) or any other matter, to receive notice of meetings or any other matter, or to receive dividends or subscription rights, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration or exercise in full of this Purchase Warrant, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall deliver to Holder a copy of each notice relating to such events given to the stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in Section 8.1 hereof upon one or more of the following events: (a) if the Company shall fix a record date for the holders of its Units for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (b) the Company shall offer to all the holders of its Units any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same.

8.4 Transmittal of Notices. Unless otherwise provided herein, all notices, requests, consents and other communications under this Purchase Warrant shall be in writing and delivered by first-class registered or certified mail, postage prepaid, by nationally recognized overnight express courier, or by email, and will be deemed given (a) if delivered by first-class registered or certified mail, three Business Days after so mailed, (b) if delivered by nationally recognized overnight carrier, one Business Day after so sent, (c) if delivered by email, upon delivery (or, if delivered after 5:00 p.m. local time, then on the next Business Day), and shall be delivered to the following address, or such other address as Holder or the Company may designate by notice to the other party:

If to Holder:

Digital Offering, LLC
1461 Glenneyre Street, Suite D
Laguna Beach, CA 92651
Attn.: Gordon McBean
Email: gmcbean@digitaloffering.com

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC
1050 Connecticut Avenue NW, Suite 500
Washington, DC 20036
Attention: Louis Bevilacqua, Esq.
Email: lou@bevilacquapllc.com

If to the Company:

Daré Bioscience, Inc.
3655 Nobel Drive, Suite 260
San Diego, CA 92122
Attn.: Chief Executive Officer and Chief Accounting Officer
Email: sjohnson@darebioscience.com and mlayton@darebioscience.com with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, CA 92130
Attn.: Edwin Astudillo, Esq.
Email: eastudillo@sheppardmullin.com

9. Miscellaneous.

9.1 Amendments and Waivers. Except as otherwise provided herein, no provision of this Purchase Warrant may be waived, modified, supplemented or amended except by written consent of, in the case of an amendment, modification or supplement, (a) the Company and (b) the registered holders of Purchase Warrants then exercisable for at least a majority of then-exercisable Units under all then-outstanding Purchase Warrants, and, in the case of a waiver, the party or parties against whom or which enforcement of such waiver is sought. Any such approved modification, supplement, or amendment shall be applied to all then-outstanding Purchase Warrants. The Company and Digital Offering may from time to time supplement or amend all then-outstanding Purchase Warrants without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Digital Offering may deem necessary or desirable and that the Company and Digital Offering deem shall not adversely affect the interest of the Holders. The failure of the Company or Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3 Entire Agreement. This Purchase Warrant constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof, or such other address as the Company may designate to Holder after the issuance date of this Purchase Warrant in accordance with Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim relating to this Purchase Warrant. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Warrant or the transactions contemplated hereby.

9.6 Severability. Wherever possible, each provision of this Purchase Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Purchase Warrant.

9.7 Exchange Agreement. As a condition of Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that if, at any time prior to the complete exercise of this Purchase Warrant by Holder, the Company and Digital Offering enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for other securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to such Exchange Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the [*] day of [*], 202[*].

Daré Bioscience, Inc.

By:
Name:
Title:

[Form to be used to exercise Purchase Warrant]

EXERCISE NOTICE

TO: DARÉ BIOSCIENCE, INC.

The undersigned registered holder of the enclosed Purchase Warrant (the “Purchase Warrant”) of Daré Bioscience, Inc., a Delaware corporation (the “Company”), hereby elects to exercise the Purchase Warrant in accordance with its terms as set forth below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Warrant.

[Check the applicable box]

[ ]	Cash Payment of Exercise Price. The undersigned hereby elects irrevocably to exercise the Purchase Warrant with respect to ____________ Units, and shall pay an aggregate Exercise Price of $____ therefor (which is an amount equal to the product of the Exercise Price and the number of Units being exercised) in accordance with Section 2.1 of the Purchase Warrant.

or

[ ]	Cashless Exercise. The undersigned hereby elects irrevocably to exercise the Purchase Warrant with respect to ____________ Units and receive ____________ Units from the Company, as determined in accordance with Section 2.2 of the Purchase Warrant, including the following formula:

X	=	Y(A-B)
A

where,
	X	=	the number of Units to be issued to Holder;
	Y	=	the number of Units for which the Purchase Warrant is being exercised;
	A	=	the amount equal to the Fair Market Value of one share of Common Stock, multiplied by two; and
	B	=	the Exercise Price.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Units as to which the Purchase Warrant is exercised in the name of the undersigned or, if such transfer is permitted under the Purchase Warrant, in such other name as is specified in the instructions for registration given below and, if applicable, a new Purchase Warrant to the undersigned representing the number of Units for which the Purchase Warrant has not been exercised.

Date: ______________, 20___

If Holder is an entity:

Name:

By:
(Signature)

Name:
(Print)

Title:
(Print)

If Holder is an individual:

Name:

Signature:

Signature Guaranteed ____________________________________

INSTRUCTIONS FOR REGISTRATION AND DELIVERY OF SECURITIES
(or, if uncertificated, for delivery of notice of book entry)

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and, if the securities are to be registered in any name other than the name as written upon the face of the Purchase Warrant, the signature to this form must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Purchase Warrant]

ASSIGNMENT FORM

(To be completed and executed by the registered Holder and delivered to Daré Bioscience, Inc. to effect a transfer of the enclosed Purchase Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Warrant.)

FOR VALUE RECEIVED, ____________ Units underlying the enclosed Purchase Warrant of Daré Bioscience, Inc. and all rights evidenced thereby are hereby assigned and transferred by the undersigned registered holder to

______________________________________________________ whose address is

____________________________________________________________________

____________________________________________________________________.

Dated: __________, 20____

If Holder is an entity:

Name:

By:
(Signature)

Name:
(Print)

Title:
(Print)

If Holder is an individual:

Name:

Signature:

Signature Guaranteed ___________________________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

APPENDIX A

FORM OF COMMON STOCK WARRANT